SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                    --------


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): February 14, 2002
                         Commission File Number: 1-18592


                           Merit Medical Systems, Inc.
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             (Exact Name of Registrant as Specified in its Charter)


                 Utah                                      87-0447695
     -------------------------------                  --------------------
     (State or other jurisdiction of                     (IRS Employer
     incorporation or organization)                   Identification No.)


                     1600 W. Merit Parkway
                      South Jordan, Utah                        84095-2415
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           (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code
                                 (801) 253-1600


N/A (Former name, former address, and formal fiscal year, if changed since last report)



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                              ITEM 5. OTHER EVENTS


In its fourth quarter and year-end conference call held on Thursday, February 14, 2002, Merit Medical Systems, Inc. reported that it had achieved record revenues and income for the month ended January 31, 2002. In the call, the Company said it had recognized revenues in the amount of $9.9 million and net income of $1 million, or $0.085 per share, for the month.

The revenues were approximately $400,000 above the Company's expectations. The Company explained that, while these results are promising, they were not necessarily representative of sales and earnings that were expected throughout the remainder of the year. The Company proceeded to give guidance for 2002, with revenues totaling $115,600,000 and earnings per share of $0.72.

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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  February 14, 2002             MERIT MEDICAL SYSTEMS, INC.


                             By:  /s/: Kent W. Stanger
                                  -------------------------------
                                  Kent W. Stanger
                                  (Chief Financial Officer
                                  Principal Financial and Accounting Officer)

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